UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Watermark Lodging Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WLT WATERMARK LODGING TRUST

2020 Proxy Statement

RENAISSANCE

Notice of Annual Meeting of Stockholders to be Held Tuesday, June 30, 2020

May 6, 2020

Dear WLT Stockholder,

On Tuesday, June 30, 2020, Watermark Lodging Trust, Inc., a Maryland corporation ("WLT"), will hold its 2020 Annual Meeting of Stockholders (the "Annual Meeting") at Renaissance Chicago Downtown Hotel, 1 West Wacker Drive, Chicago, Illinois 60601.* The meeting will begin at 9:30 a.m. local time.

We are holding the Annual Meeting:

•
to consider and vote upon a proposal to elect seven Directors to serve until the 2021 annual meeting and until their respective successors are duly elected and qualify;

•
to ratify the appointment of PricewaterhouseCoopers LLP as WLT's Independent Registered Public Accounting Firm for 2020; and

•
to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record who owned stock at the close of business on April 27, 2020 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

WLT mailed this Proxy Statement, proxy card and its Annual Report to stockholders on or about May 11, 2020.

By Order of the Board of Directors

Christine Isfan
Corporate Secretary

*
As part of our effort to maintain a safe and healthy environment at our annual meeting, we are closely monitoring the coronavirus (COVID-19) and are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. For that reason, we are planning for the possibility that we may have to reconsider the date, time, location and/or means of convening the annual meeting, including the possibility of holding the annual meeting solely by means of remote communication. If we take any or all of these steps, we will do so in advance and details of how to participate will be available on our website at www.watermarklodging.com and filed with the Securities and Exchange Commission as additional soliciting material.

HOW TO VOTE

INTERNET	PHONE	MAIL	IN PERSON
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.

You may vote your shares by telephone or through the Internet, as described in the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials For the 2020 Annual Meeting of Shareholders to Be Held on June 30, 2020:
This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

1	Questions & Answers

3	Proposal One: Election of Directors

	3	Nominating Procedures

	4	Nominees for the Board of Directors

12	Executive Officers

13	Governance Matters

	13	Board's Role in Risk Oversight and Its Leadership Structure

	13	Board Meetings and Directors' Attendance

	13	Code of Ethics

	13	Certain Relationships and Related Transactions

	15	Policies and Procedures with Respect to Related Party Transactions

	15	Stockholder Communications

17	Compensation of Directors and Executive Officers—Fiscal 2019

	18	Board Report on Executive Compensation

	18	Compensation Committee Interlocks and Insider Participation

	18	CEO Employment Agreement

	20	Other Executive Employment Agreements

21	Securities Ownership of Certain Beneficial Owners and Management

21	Equity Compensation Plan Information

22	Delinquent Section 16(a) Reports

23	Board Committees

24	Report of the Audit Committee

25	Audit Committee Matters

	25	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2019 and 2018

	25	Pre-Approval by Audit Committee

26	Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

WATERMARK LODGING TRUST, INC.

PROXY STATEMENT
MAY 6, 2020

Questions & Answers

The accompanying proxy is solicited by the Board of Directors of Watermark Lodging Trust, Inc., a Maryland corporation, for use at its 2020 annual meeting of stockholders (the "Annual Meeting") to be held on June 30, 2020 at 1 West Wacker Drive, Chicago, Illinois 60601 at 9:30 a.m. local time, or any postponement or adjournment thereof. As used herein, "WLT," the "Company," "we" and "us" refer to Watermark Lodging Trust, Inc., a non-listed real estate investment trust ("REIT") focused on lodging and lodging-related properties. WLT was formerly known as Carey Watermark Investor 2 Incorporated ("CWI 2").

Who is soliciting my proxy?

The Board of Directors of WLT is sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders of record of WLT as of the close of business on April 27, 2020 (the "Record Date") are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the Record Date, WLT had 167,565,204 shares of Class A Common Stock outstanding and 61,175,257 shares of Class T Common Stock outstanding, all of which were entitled to vote. Every stockholder of both Class A and Class T shares is entitled to one vote for each share held.

How do I vote?

You may vote your shares by either attending the Annual Meeting or authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy card and return it in the enclosed envelope, or follow the instructions on the enclosed proxy card for authorizing your proxy by telephone or on the Internet. If you return your proxy card by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees listed in Proposal One and FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two, and in the discretion of the proxy holders if any other matter properly comes before the meeting.

We suggest that you return a proxy card even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying WLT's Corporate Secretary, Christine Isfan, in writing or submitting a new proxy card, or by voting in person at the Annual Meeting. The mailing address of WLT is 150 North Riverside Plaza, Suite 4200, Chicago, Illinois 60606. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

A quorum is the presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds

Proxy Statement and Notice of 2020 Annual Meeting      |     1

Questions & Answers

and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For purposes of determining the approval of any matter submitted to the stockholders for a vote, however, the election inspectors will treat abstentions and broker non-votes as unvoted.

What vote is needed to approve the election of each of the nominees as Director and the ratification of the appointment of the independent registered public accounting firm?

The affirmative vote of the holders of a majority of our shares, present in person or by proxy, at a duly called meeting of stockholders is required to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected. No stockholder shall have the right to cumulative votes.

The affirmative vote of a majority of the votes cast by shares present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

Unless otherwise required by our Charter or Maryland law, other matters properly submitted for approval by the stockholders must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

How is my vote counted?

If you properly execute a proxy card in the accompanying form, and we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy card. If no specification is made, the shares will be voted FOR the nominees for Director in Proposal One, FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two and as recommended by the Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

We do not know of other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy card gives authority to the persons named therein to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

WLT will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of W. P. Carey Inc. ("WPC" or "W. P. Carey") and its affiliates who provide services pursuant to a transition services agreement, to solicit proxies personally and by telephone. We intend to retain a solicitation firm, Broadridge Investor Communications Solutions Inc., to assist in the solicitation of proxies for a fee estimated to be up to $40,000, plus out-of-pocket expenses. We may ask banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

2      |     Proxy Statement and Notice of 2020 Annual Meeting

Proposal One: Election of Directors

At the Annual Meeting, you and the other stockholders will elect seven Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies, except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute.

If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is currently a member of the Board of Directors.

The Board of Directors recommends a vote FOR each of the nominees.

Nominating Procedures

WLT's Board of Directors has designated a separate Nominating and Governance Committee, comprised of Charles S. Henry (Chairman), Michael D. Johnson, Katherine G. Lugar and William H. Reynolds, Jr., as of the date of the Proxy Statement. The Nominating and Governance Committee develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to our Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Nominating and Governance Committee on behalf of the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Nominating and Governance Committee to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Governance Committee. The Nominating and Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

In considering whether to recommend any candidate for inclusion in the Board of Directors' slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate's integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant mix of experience, knowledge and abilities

Proxy Statement and Notice of 2020 Annual Meeting      |     3

Proposal One: Election of Directors

that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled "Stockholder Communications" in this Proxy Statement for a description of the notice procedures and the address to which such notice should be sent.

The nominating stockholder's notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

•
the name, age, business address and residence address of such individual;

•
the class, series and number of any shares of WLT stock that are beneficially owned by such individual;

•
the date such shares were acquired and the investment intent of such acquisition; and

•
all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected).

Also, the stockholder giving notice must provide:

•
as to such stockholder and any Stockholder Associated Person*: the class, series and number of all shares of WLT stock owned, if any; and if any shares are owned beneficially, but not of record, the nominee holder and number of shares owned;
•
as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on WLT's stock ledger; and the current name and address, if different, of such Stockholder Associated Person; and

•
to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

The Nominating and Governance Committee may require any proposed nominee to furnish such other information as may reasonably be required by WLT or the Nominating and Governance Committee to determine the eligibility of such proposed nominee to serve as a Director. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures and that such defective nomination shall be disregarded.

Nominees for the Board of Directors

Unless otherwise specified, proxies will be voted FOR the election of the named nominees.

Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee's biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

*
"Stockholder Associated Person" of any stockholder means: (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of WLT stock owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

4      |     Proxy Statement and Notice of 2020 Annual Meeting

Nominees for the Board of Directors

MICHAEL G. MEDZIGIAN Age: 60 Director Since 2015
Mr. Medzigian has served as Chief Executive Officer of WLT since May 2014, as President and a director since February 2015 and as Chairman since April 2020. He also served as Chief Executive Officer and President of Carey Watermark Investors Incorporated ("CWI 1") from March 2008 and as a director from September 2010 until CW1 1's merger into WLT in April 2020. Mr. Medzigian has been Chairman and Managing Member of Watermark Capital Partners, LLC ("Watermark") since its formation in May 2002. Watermark is a private real estate investment firm focused on hotels and resorts, golf, resort residential, fractional and club programs, and new-urbanism and mixed-use projects. Through 2001, Mr. Medzigian was President and Chief Executive Officer of Lazard Freres Real Estate Investors and a managing director of Lazard, where he was recruited to oversee the repositioning of Lazard's real estate private equity fund operations, one of the largest real estate repositioning in history. From 1994 to 1999, Mr. Medzigian was a founding partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated. At Olympus he acquired and oversaw an extensive portfolio of lodging assets and companies. Earlier in his career, Mr. Medzigian was President of Cohen Realty Services, a Chicago-based real estate investment services firm, he founded and was national director of the Hospitality Consulting Practice at Deloitte & Touche, and he held various management positions with Marriott Corporation. Mr. Medzigian currently serves as a director of the American Hotel & Lodging Association, the Industry Real Estate Finance Council of the American Hotel & Lodging Association, Chairman of the Hospitality Investment Roundtable of the American Hotel & Lodging Association, and has previously served as Chairman and a director of Atria, Inc., Chairman and a director of Kapson Senior Quarters Corp., President, Chief Executive Officer and a director of Park Plaza International, President, Chief Executive Officer and a director of RockResorts, and as a director of American Apartment Communities, the American Seniors Housing Association, Arnold Palmer Golf Management, the Assisted Living Federation of America, Dermody Properties, iStar Financial (including serving on its audit and compensation committees), Kemayan Hotels and Leisure (Australian ASX), and the Rubenstein Company. Mr. Medzigian also currently serves on the Marriott Owner Advisory Council and Marriott's Starwood U.S. Integration Advisory Board, and is a member of the Cornell Hotel Society and the Cornell University Council. He has also been a member of the Dean's Advisory Board of the Cornell University School of Hotel Administration, the Cornell Center for Real Estate Finance Industry Fellows, the Advisory Committee of the Cornell Innovation Network, the Cornell Real Estate Council, the Pension Real Estate Association, the Urban Land Institute (Chairman, Hotel Development Council), and the Young Presidents' Organization (Executive Committee Member). Mr. Medzigian received a Bachelor of Science from Cornell University. Mr. Medzigian's extensive experience in a broad range of investing activities in lodging assets, his executive experience with Watermark and his involvement in various companies, associations, and councils in the hospitality industry led us to conclude that he should serve as a member of the combined company's board of directors. As Chief Executive Officer and President, Mr. Medzigian will make information and insight about WLT's business directly available to the directors in their deliberations.

Proxy Statement and Notice of 2020 Annual Meeting      |     5

Nominees for the Board of Directors

CHARLES S. HENRY* Age: 67 Director Since 2020
Mr. Henry serves as an independent director of the WLT Board since April 2020, having previously served as an independent director and a member of the audit committee of the CWI 2 board from February 2015 to December 6, 2018. He was lead independent director and chairman of the audit committee of the CWI 1 board from December 2018 to April 2020 until its merger with WLT, having served as an independent director and a member of the audit committee since September 2010. Mr. Henry has served as the President of Hotel Capital Advisers, Inc. ("HCA") since he founded HCA in 1994. Until June 2015, HCA managed a portfolio of hotel real estate and operating company investments with an equity value in excess of $2 billion. HCA's portfolio of assets included the Plaza in New York, the Savoy Hotel in London, and the Four Seasons George V in Paris, as well as hotel company investments that included stakes in Four Seasons Hotels, Fairmont Raffles Hotels International, and Moevenpick Hotels. Mr. Henry also served as a director of Four Seasons Hotels Inc. until the company was taken private in May 2007. Prior to founding HCA, Mr. Henry spent nine years in investment banking at CS First Boston and Salomon Brothers, where he was responsible for capital raising, property sales, and merger and financial advisory assignments in the hotel industry, including the sales of Regent International, Ramada, Holiday Inns, and Motel 6. Earlier in his career, Mr. Henry spent two years on the financial management faculty of the Cornell School of Hotel Administration. Additionally, he worked at Prudential Insurance in hotel asset management and at Hilton International in operations analysis. Mr. Henry received a B.S. in Hotel Administration and an M.B.A. in finance from Cornell University. Mr. Henry's executive experience with HCA, as well as his extensive experience in the investing and management of hotel assets, led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

6      |     Proxy Statement and Notice of 2020 Annual Meeting

Nominees for the Board of Directors

MICHAEL D. JOHNSON* Age: 64 Director Since 2020
Mr. Johnson serves as an independent director of the WLT Board since April 2020, having previously served as an independent director and a member of the audit committee of the CWI 2 board from February 2015 to December 6, 2018. He was an independent director and as a member of the audit committee of the CWI 1 board from September 2010 until its merger with WLT in April 2020. Mr. Johnson has served as the President of John Carroll University since June 2018. He served as the Provost of Babson College from July 2016 to April 2018, and was previously Dean of Cornell University's School of Hotel Administration from June 2006 to June 2016. During his time at Cornell, he oversaw programs including the Cornell Program in Real Estate and the university-wide undergraduate minor in real estate. Prior to joining Cornell University in 2006, Mr. Johnson was the D. Maynard Phelps Collegiate Professor of Business Administration from 1998 and a Professor of Marketing from 1995 at the University of Michigan's Ross School of Business. At Michigan, he served as the director of the Center for Customer-Focused Management in Executive Education at the University of Michigan's Ross School of Business from 2004 to May 2006. Mr. Johnson also served as a member of the Executive Committee of the University of Michigan's Ross School of Business from 1996 to 1998. During his career, Mr. Johnson has consulted for a diverse range of companies and public agencies focusing on, among other things, marketing strategy, service management, customer portfolio management and customer satisfaction measurement, and relationship management. Mr. Johnson is a founding member of the University of Michigan's National Quality Research Center where he was instrumental in the development of the American Customer Satisfaction Index. He has authored over 100 academic articles and industry reports over his career and his five books have been published in six different languages. His books include Competing in a Service Economy: How to Create a Competitive Advantage through Service Development and Innovation (Jossey-Bass, 2003) and the award-winning Improving Customer Satisfaction, Loyalty and Profit: An Integrated Measurement and Management System (Jossey-Bass, 2000). Mr. Johnson has served as associate editor of the Journal of Consumer Research and on multiple editorial boards. Mr. Johnson holds a Ph.D. and M.B.A. from the University of Chicago and a Bachelor of Science degree with honors from the University of Wisconsin. Mr. Johnson's distinguished academic career, his expertise in marketing and customer relationship management, his leadership of the leading institution for hospitality industry education and research and his consulting experience in the hospitality industry led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

Proxy Statement and Notice of 2020 Annual Meeting      |     7

Nominees for the Board of Directors

KATHERINE G. LUGAR* Age: 49 Director Since 2018
Ms. Lugar serves as an independent director of the WLT Board since December 2018. She has served as the Chief Executive Officer of the American Beverage Association since January 2019, having previously served as the President and Chief Executive Officer of the American Hotel & Lodging Association ("AH&LA"), the largest trade association representing the U.S. lodging industry, from April 2013 to December 2018. In that role, she was responsible for setting the strategic vision for AH&LA and all of its affiliates, while championing the industry's voice on Capitol Hill, within the Administration and beyond Washington, D.C. Working directly with the officers and board of directors, Ms. Lugar transformed AH&LA, growing the 25,000-strong group to its highest point in the organization's history and focusing its core mission on effective advocacy and offensive communications. Ms. Lugar has nearly 25 years of experience in private sector public affairs, working on Capitol Hill and previously served as executive vice president, public affairs, with the Retail Industry Leaders Association ("RILA"), a leading public policy advocate for the retail industry. Before her time at RILA, she was vice president of government relations for Travelers Insurance, serving as the company's chief representative before Congress and the administration. Prior to that, she served as vice president of legislative and political affairs at the National Retail Federation. Ms. Lugar's career in Washington, D.C. began on the staff of Indiana Congressman Tim Roemer. She currently sits on numerous non-profit boards, including the Bipartisan Policy Center, U.S. Travel Association and the Bryce Harlow Foundation, and was named incoming Chair of the Board of the St. Baldrick's Foundation, the largest private sector funder of pediatric cancer research. Ms. Lugar received her B.A. from The University of Colorado—Boulder. Ms. Lugar's experience in the hotel and lodging industry, as well as her extensive experience in public affairs, led us to conclude that she should serve as a member of WLT's Board of Directors.

*
Independent Director

8      |     Proxy Statement and Notice of 2020 Annual Meeting

Nominees for the Board of Directors

ROBERT E. PARSONS, JR.* Age: 64 Director Since 2015
Mr. Parsons serves as an independent director of the WLT Board since April 2016, having served as an independent director and chairman of the audit committee since February 2015. He also served as lead independent director of the CWI 1 board from April 2016 to December 6, 2018, having served as an independent director and chairman of the audit committee since September 2010. Mr. Parsons has been the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC, the preeminent destination club, since 2004, shortly after its founding. Mr. Parsons has also served as a director and a member of the audit committee of Nuveen Global Cities REIT, Inc. since January 2018. He also served as a director, member of the audit committee and chairman of the compensation committee of Excel Trust, Inc. from April 2010 to August 2015, when the company was sold. Since 2002, Mr. Parsons has been a Managing Director of Wasatch Investments, a privately held consulting and investment firm. He was the chief financial officer of Host Marriott Corporation from 1995 to 2002. He began his career with Marriott Corporation in 1981 and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, before being promoted to chief financial officer. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired the audit committee. He also served as chairman of the Hotel Development Council of the Urban Land Institute and as a member and chairman of the National Advisory Counsel of the Graduate School of Management at Brigham Young University. Mr. Parsons received his M.B.A from Brigham Young University and earned his bachelor's degree from the same alma mater in Accounting. Mr. Parsons's extensive senior executive and director experience at several preeminent hospitality companies led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

Proxy Statement and Notice of 2020 Annual Meeting      |     9

Nominees for the Board of Directors

WILLIAM H. REYNOLDS, JR.* Age: 71 Director Since 2015
Mr. Reynolds serves as an independent director of the WLT Board since February 2015. He also served as an independent director for CWI 1 from September 2010 to December 6, 2018. Mr. Reynolds has served as the Senior Managing director of MCS Capital, LLC, an affiliate of the Marcus Corporation, since 2011. He was elected Secretary of the College Emeritus by the Board of Trustees of Trinity College, having previously served as the Secretary of the College and the special assistant to its president from November 2008 through May 2012. Mr. Reynolds served as director/Senior Advisor to Thayer Lodging Group of Annapolis, Maryland ("Thayer"), from November 2008 to August 2010, prior to which he served as Thayer's Chief Investment Officer and Managing director from November 2006. Thayer is a private equity fund that invests in hospitality real estate, such as hotels and resorts. At Thayer, Mr. Reynolds directed the selection, underwriting, acquisition and disposition of hotel properties. After graduating from Trinity College in 1971 with a B.A. in English, Mr. Reynolds began his career by earning an M.P.A. from the University of New Haven and working in the town planning and zoning offices in Cheshire, Woodbury, and Southbury. In 1977, Mr. Reynolds joined Portfolio Management, Inc., a commercial real estate developer in Texas and Connecticut, and spent several years acquiring, building, and renovating apartments and condominiums. In 1981, he partnered with an architectural firm and founded City Associates, which developed office properties in Houston. In 1985, Mr. Reynolds joined Metro Hotels, a privately held hotel development and management company in Dallas, where he oversaw development and construction, asset management, and project financing for 12 years. Mr. Reynolds then joined CapStar Hotel Company ("CapStar") as Senior Vice President Development in 1996 and managed the company's acquisition of Metro Hotels in 1998. He held the same position at successors of CapStar, MeriStar Hotels & Resorts, and Interstate Hotels. He then became Chief Investment Officer and Executive Vice President of a public REIT, MeriStar Hospitality Corp., in April 2004 and served until October 2005 when he entered into an agreement with USAA Real Estate Co. ("USAA") to be Managing director of a hotel fund USAA planned to form. Subsequently USAA elected not to form the fund and executed a sale of existing investments, at which point Mr. Reynolds joined Thayer Lodging Group. Mr. Reynolds is a member of the ULI Hotel Development Council and the steering committee for America's Lodging Investment Summit, and formerly was on the advisory committee of Meet the Money, the advisory committee for the Hunter Hotel Investment Conference, and was a Trustee of the American Resort Development Association. He is a frequent panelist and moderator at hospitality industry investment conferences. Mr. Reynolds served as a member of the Trinity College Board of Trustees from 1998 to 2007, and as a member of Trinity's Cornerstone Capital Campaign Executive Committee from its inception in 2006 until the campaign concluded in 2012. In 1996, he was awarded an Alumni Medal for Excellence by Trinity in recognition of his significant contributions to his profession, his community and to the college. Mr. Reynolds' nearly 40 years of experience in real estate development, investments, and strategic planning, involving many facets of hotel development and investment, led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

10      |     Proxy Statement and Notice of 2020 Annual Meeting

Nominees for the Board of Directors

SIMON M. TURNER* Age: 58 Director Since 2020
Mr. Turner serves as an independent director of the WLT Board since April 2020. He served as an independent director and a member of the audit committee of the CWI 1 board from December 2018 until its merger with WLT in April 2020. He is currently Managing Director of Alpha Lodging Partners, an entity he formed in 2017 to make selective investments and to provide strategic and transactional advisory services to hospitality sector companies and investors. Previously, he served as President, Global Development of Starwood Hotels & Resorts Worldwide (NYSE: HOT) from May 2008 to October 2016, where, in addition to being a member of the management senior executive leadership team, he was directly responsible for global development activities, including hotel and resort development, property acquisitions and dispositions, franchise and management pipeline expansion, and real estate investment management. Prior to Starwood, he served as a Principal of Hotel Capital Advisers from June 1996 to April 2008. In that position, he led a number of high-profile hotel projects, including the acquisition, financing, and repositioning of the Hotel George V in Paris and the Copley Plaza Hotel in Boston. Prior to 1996, he served as a director of Investment Banking at Salomon Brothers Inc., based both in New York and London, where he was responsible for the structuring and execution of a broad range of hotel sector strategies, and prior to this in management positions at various other international hospitality consulting and operating firms. Mr. Turner's current board service includes serving on the Supervisory Board of Steigenberger AG, a European hotel company wholly owned by Huazhu Group Limited (Nasdaq: HTHT). Additionally, he is a director of ESH Hospitality Inc. (Nasdaq: STAY). Mr. Turner's prior board service has included serving as an independent director of ClubCorp Holdings, Inc. (NYSE: MYCC), a membership-based leisure company; Fairmont Raffles Hotels International; and Four Seasons Hotels, Inc (NYSE: FS). He is currently an adjunct lecturer at NYU's Hospitality and Tourism program and has also lectured frequently at Cornell University's School of Hotel Administration, as well as the university's executive education program, and at Columbia University's real estate graduate program. He was also previously a Trustee of the Urban Land Institute. He holds a B.S. in Hotel Administration from Cornell University. Mr. Turner's diverse leadership roles over 35 years in the hospitality sector, including as a senior executive and board member with oversight of public and private enterprises, and experience in numerous facets of business operations, strategy, and complex transactions, led us to conclude that he should serve as a member of WLT's Board of Directors.

*
Independent Director

Proxy Statement and Notice of 2020 Annual Meeting      |     11

Executive Officers

MICHAEL G. MEDZIGIAN Age: 60 Director Since 2015
Mr. Medzigian became an executive officer when he became our Chief Executive Officer and President in May 2014. Since he is also a Board member, his biography appears on page 5 in Proposal One: Election of Directors.
MALLIKA SINHA Age: 42
Ms. Sinha serves as Chief Financial Officer of WLT since March 2017. Since that same date, she has also served as a Managing director of WPC and as Chief Financial Officer of CPA:17 – Global Incorporated (until its merger with WPC in October 2018), CPA:18 – Global Incorporated (until December 2019) and CWI 1 (until its merger with WLT in April 2020). From February 2015 to March 2017, as Senior Vice President Corporate Finance and then Executive Director, Ms. Sinha oversaw the corporate finance activities of CWI 1, WLT, WPC, CPA:17 – Global Incorporated, and CPA:18 – Global Incorporated. She joined WPC in June 2011 as Senior Vice President and head of Accounting Policy and oversaw the establishment of company-wide accounting policies and reviewed complex accounting transactions. Before joining WPC, Ms. Sinha started her career in 1999 with PricewaterhouseCoopers LLP and worked in its Mumbai and New York offices until 2011. At PwC, she worked in a variety of roles, last serving as director of Transaction Services, where she advised clients on financing transactions, divestitures, and mergers and acquisitions. She is a chartered accountant from India and received her Bachelor of Commerce degree from the University of Mumbai, India.
GILBERT MURILLO Age: 43
Mr. Murillo serves as Chief Investment Officer of WLT since April 2020. Mr. Murillo joined Watermark in September 2008 and has been involved in all of CWI 1's and WLT's investments. Immediately prior to joining Watermark, from to 2005 to 2007, Mr. Murillo was an Associate in Citigroup's gaming & lodging equity research group, where he performed fundamental equity analysis of gaming and lodging companies. Prior to that, from 2001 to 2004, Mr. Murillo was an Analyst at Fieldstone, a boutique investment bank, where his activities were focused primarily on mergers and acquisitions advisory services. Mr. Murillo received a B.S. in Business Administration with a concentration in finance from Fordham University and Master of Science in Real Estate from Columbia University.

12      |     Proxy Statement and Notice of 2020 Annual Meeting

Governance Matters

Board's Role in Risk Oversight and Its Leadership Structure

Our management is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our management's internal processes to identify, manage and mitigate material risks and to communicate with the Board of Directors. The Board of Directors' role is to oversee management's execution of these responsibilities and to assess management's approach to risk management on our behalf. In order to review and understand risk identification, management and mitigation strategies, the Board of Directors and the Audit Committee will receive reports at their regular meetings from management on areas of material risk to WLT.

Our Chairman and Chief Executive Officer, has general responsibility for implementing the policies of the Company and for the management of the business and affairs of the Company, and presides over meetings of the full Board of Directors. Our Independent Directors meet regularly in executive session and maintain an open line of communication with our Chairman and our Chief Executive Officer.

Certain Arrangements to Nominate Directors

In connection with the CEO employment agreement described below under, "Compensation of Directors and Officers—Fiscal 2019—CEO Employment Agreement," WLT has agreed to nominate Mr. Medzigian to serve as a director on its Board of Directors each year during the employment term and has agreed that he will serve as chairman of the Board during the first 12 months of the employment term and thereafter until replaced as chairman by the affirmative vote of a majority of WLT's Board of Directors (without Mr. Medzigian voting).

Pursuant to the internalization agreement, the parties agreed that, prior to an initial public offering or public stock exchange listing of WLT's common stock, WLT will not modify the size of its Board, consisting of nine members, without the prior written consent of WPC. Additionally, WLT agreed that for so long as WPC beneficially owns WLT capital stock with a value, determined in accordance with the internalization agreement, (i) equal to or greater than $100 million,

WPC will have the right to designate two directors for election to the WLT Board, (ii) equal to or greater than $50 million but less than $100 million, WPC will have the right to designate one director for election to the WLT Board, and (iii) less than $50 million, WPC will have no right to designate any director for election to the WLT Board.

Board Meetings and Directors' Attendance

There were six regular Board of Directors meetings, two additional Board of Directors meetings, and seven regular Audit Committee meetings held in 2019, and each Director attended at least seventy-five percent of the aggregate Audit Committee meetings and Board meetings held during the year while he or she was a Director. The Board of Directors of WLT has established a standing Nominating and Governance Committee and a standing Compensation Committee. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All of our Directors attended the 2019 annual meeting of stockholders held on June 25, 2019.

Code of Ethics

WLT's Board of Directors has adopted a Code of Ethics that sets forth the standards of business conduct and ethics applicable to all of our officers, including our Executive Officers and Directors. This code is available on the Company's website (www.watermarklodging.com) in the "Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

Certain Relationships and Related Transactions

Merger and Related Transactions

On April 13, 2020, WLT completed its previously announced combination with CWI 1 and began internalizing. In connection with the internalization, our operating partnership and the operating partnership of CWI 1 redeemed the special general partnership

Proxy Statement and Notice of 2020 Annual Meeting      |     13

Governance Matters

interests held by affiliates of WPC and Watermark Capital. As consideration for the redemption and the other transactions contemplated by the internalization agreement, WLT issued (i) 2,840,549 shares of WLT Class A common stock, to affiliates of WPC and (ii) 1,300,000 shares of WLT Series A preferred stock to affiliates of WPC, with a liquidation preference of $50.00 per share. Our operating partnership issued 2,417,996 limited partnership units to affiliates of Watermark Capital.

Immediately following the redemption, the existing advisory agreement, between WLT and the advisor, and the existing sub-advisory agreement, between the advisor and the subadvisor were automatically terminated. Our secured credit facility (the "Working Capital Facility") with WPC as lender was terminated.

Certain Relationships and Related Transactions in 2019

During 2019, we retained our advisor, pursuant to an advisory agreement, to provide advisory services in connection with managing our overall portfolio, including providing oversight and strategic guidance to the independent property operators that manage our properties.

For services provided to the Company, the advisor earned an annual asset management fee equal to 0.55% of the aggregate average market value of our investments. Asset management fees were payable in cash or shares of our Class A Common Stock, or a combination of both, at the option of the advisor.

For 2019, we incurred asset management fees due to the advisor totaling approximately $10.7 million, all of which were settled in shares of our Class A Common Stock. Carey Watermark Holdings 2, LLC ("Carey Watermark Holdings 2"), an affiliate of the advisor, also received 10% of the available cash distributions of our operating partnership and a subordinated interest of 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets. Carey Watermark Holdings 2 received aggregate distributions of approximately $6.3 million during 2019.

In addition, in return for performing services related to WLT's investment acquisitions, the advisor was paid acquisition fees of 2.5% of the total investment cost of the properties acquired and loans originated by us (not to exceed 6% of the aggregate contract purchase price of all investments and loans). We did not incur any acquisition fees in 2019. The advisor also received disposition fees of up to 1.5% of the contract sales price of a property. No disposition fees were incurred during 2019. We also paid the advisor a loan refinancing fee of up to 1% of a refinanced loan, if certain conditions described in our prospectus are met. During 2019, we incurred approximately $0.2 million in loan refinancing fees payable to the advisor.

Pursuant to the advisory agreement, we reimbursed our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us, as well as overhead expenses, including rent expense, which totaled approximately $4.2 million for the year ended December 31, 2019 (a portion of which was reimbursed to the subadvisor, as discussed below). The advisory agreement provided that, for the 12-month period ending on the last day of any fiscal quarter (with quoted variables as defined in the advisory agreement), "operating expenses" may not exceed the greater of 2% of our "average invested assets" or 25% of our "adjusted net income." For the year ended December 31, 2019, our operating expenses were below this 2%/25% threshold.

Our subadvisor provided services to the advisor, primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. The subadvisor is an Illinois limited liability company and wholly-owned subsidiary of Watermark Capital Partners, an Illinois limited liability company of which our Chief Executive Officer, Mr. Medzigian, is the Chairman and Managing Partner. Pursuant to the subadvisory agreement between our advisor and the subadvisor, the advisor paid 25% of the aforementioned fees earned under the advisory agreement and 30% of the subordinated incentive distributions to the subadvisor. During 2019, the advisor passed on approximately $1.8 million of personnel and overhead reimbursements to the subadvisor, including approximately $200,000 with respect to Mr. Medzigian.

On October 19, 2017, our operating partnership entered into a $25.0 million Working Capital Facility.

14      |     Proxy Statement and Notice of 2020 Annual Meeting

Governance Matters

As of December 31, 2019, no amounts were outstanding under the Working Capital Facility. As described above, the Working Capital Facility terminated in April 2020.

On October 1, 2019, we, CWI 1, Watermark and Mr. Medzigian, the chief executive officer of both the Company and CWI 1 entered into a commitment agreement pursuant to which we and CWI 1 agreed to pay Watermark a total of $6.95 million in consideration of the commitments of Watermark and Mr. Medzigian to wind down and ultimately liquidate a private fund that was formed to raise capital to invest in lodging properties, and to devote their business activities exclusively to WLT's affairs, subject to limited exceptions. Of the total $6.95 million, $5.0 million was paid on October 25, 2019. The remaining balance of $1.95 million was paid on January 15, 2020. CWI 2 paid $2,849,500 of the total amount and CWI 1 paid the $4,100,500 balance.

Policies and Procedures with Respect to Related Party Transactions

All of the transactions that we enter into with related persons, such as our Directors, Officers, and their immediate family members, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of Independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (i) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders, and (ii) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis. In addition, our Charter provided that we may purchase or lease an asset or assets from WPC, our advisor, the subadvisor, our Directors or their respective affiliates if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that: (a) such transaction is fair and reasonable to us and at a price equal to the cost of the asset to WPC, our advisor, our subadvisor, our Directors or their respective affiliates, or (b) if the price to us is in excess of such cost, that a substantial justification for such excess is reasonable.

Stockholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Christine Isfan, Corporate Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

We must receive at our principal executive offices any proposal that a stockholder intends to present at WLT's 2021 annual meeting no later than December 30, 2020, in order to be included in WLT's Proxy Statement and form of proxy relating to the 2021 annual meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

In addition, nominations by stockholders of candidates for Director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2021 annual meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Corporate Secretary of WLT.

To be timely, a stockholder's notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Corporate Secretary of WLT at the principal executive offices of WLT not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, in which case the notice must be delivered to our Corporate Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the

Proxy Statement and Notice of 2020 Annual Meeting      |     15

Governance Matters

120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2021 annual meeting must be received by us no earlier than November 30, 2020 and not later than December 30, 2020. Our Corporate Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Christine Isfan, Corporate Secretary, Watermark Lodging Trust, Inc., 150 North Riverside Plaza, Suite 4200, Chicago, Illinois 60606.

16      |     Proxy Statement and Notice of 2020 Annual Meeting

Compensation of Directors and Executive Officers—Fiscal 2019

In 2019, we had no employees. Day-to-day management functions were performed by our advisor. Our advisor appointed CWA2, LLC as our subadvisor. Our subadvisor provided services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. In addition, the subadvisor provided us with the services of Michael G. Medzigian, our Chief Executive Officer, subject to the approval of our Independent Directors. We did not pay any compensation to our Executive Officers in 2019. While we did not reimburse our advisor for compensation or benefits paid to any of our other Executive Officers, we did reimburse our advisor for the services of personnel other than our Executive Officers. We also reimbursed our subadvisor, (through our advisor) for $200,000 of Mr. Medzigian's compensation in relation to the services he provided to us in 2019. Please see the section titled "Certain Relationships and Related Transactions" for a description of the fees paid and certain contractual arrangements between us and our advisor and its affiliates, and between our advisor and subadvisor. In addition, we had adopted the 2015 Equity Incentive Plan (the "Incentive Plan"), which authorizes the issuance of shares of our common stock to our officers, employees, non-employee directors and others who perform services on our behalf through stock-based awards. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified individuals who are acting on our behalf, in a way that aligns their interests with those of our stockholders. Awards under the Incentive Plan are in the form of restricted stock units ("RSUs") and dividend equivalent rights. Awards under the Incentive Plan in the aggregate may not exceed 2% of the shares of Class A Common Stock and Class T Common Stock outstanding (on a combined and fully diluted basis) up to a maximum amount of 2,000,000 shares. The Incentive Plan is administered by our Independent Directors, as the "Plan Administrator." When making decisions regarding awards under the Incentive Plan, the Plan Administrator considers various factors, including the incentive compensation payable to our advisor under the advisory agreement. The Plan Administrator may impose conditions on the transfer of RSUs received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate. The Plan Administrator will also establish, as to each RSU issued under the Incentive Plan, the terms and conditions upon which the restrictions on those shares shall lapse. In 2019, we issued 42,541 RSUs, which vest over three years, to employees of our subadvisor (subject to continued employment).

The table below sets forth the amount of compensation received by WLT's Directors in 2019. Jason E. Fox, who served as a Director in 2019, and Mr. Medzigian did not receive compensation for serving as Directors.

Proxy Statement and Notice of 2020 Annual Meeting      |     17

Compensation of Directors and Executive Officers—Fiscal 2019

2019 Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total(2) ($)

Katherine G. Lugar(3)	105,000	90,000	195,000

Robert E. Parsons, Jr.	180,000	60,000	240,000

William H. Reynolds, Jr.	105,000	60,000	165,000

	390,000	210,000	600,000

(1)
Amounts in the "Stock Awards" column reflect the grant date fair value of awards of shares of our Class A Common Stock granted for 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, related to the annual grant of 5,258 shares of Class A Common Stock on June 25, 2019. The grant date fair values of awards were calculated by multiplying the number of shares granted by $11.41, our NAV at the time of the grant date.

(2)
The totals do not reflect dividends accrued during 2019 on the Stock Awards shown in the table because the dividends are reflected in the grant date fair values of the awards shown in the Stock Awards column.

(3)
Ms. Lugar became a Director on December 14, 2018 and received a pro rated grant of 2,700 shares of Class A Common Stock on January 2, 2019. The grant date fair value of this award was calculated by multiplying the number of shares granted by $11.11, our NAV at the time of the grant date.

Each of our Independent Directors is entitled to reimbursement for up to $5,000 per annum of lodging, meals, parking and certain other expenses at all of our hotels. The purpose of this policy is to encourage our Independent Directors to visit our hotels in order to maintain and enhance their knowledge of our portfolio. If a Director does not use the annual allowance, the amount is forfeited. The aggregate amount reimbursed for the year ended December 31, 2019 was $290.

In 2019, WLT paid to each of its non-employee Directors an annual cash retainer of $45,000 and the annual grant of Class A Common Stock of $60,000. In addition, the chairman of the Audit Committee received an additional cash retainer of $10,000. In December 2018, the Board of Directors formed a Special Committee of Independent Directors to begin the process of evaluating possible liquidity alternatives for our shareholders, for which each Independent Director was paid an annual cash retainer in January 2019 of $60,000, except for the Chairman of the Special Committee, Mr. Parsons, who received an annual cash retainer of $75,000 and an additional retainer of $50,000 in respect of additional service to the Special Committee. The members of the Special Committee were reimbursed for any reasonable out-of-pocket expenses incurred by them in connection with their service as members of the Special Committee.

Board Report on Executive Compensation

SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the Compensation Committee of the Board of Directors (or a report of the full Board of Directors in the absence of a Compensation Committee). As noted above, WLT had no employees in 2019, paid no direct compensation and our Board made no executive compensation decisions during 2019. As a result, WLT had no Compensation Committee in 2019 and the Board of Directors had not considered a compensation policy for employees and has not included a report with this Proxy Statement. Please see the section titled "Certain Relationships and Related Transactions" for details regarding reimbursements to WPC, Watermark Capital Partners and their respective affiliates of personnel expenses pursuant to the advisory and subadvisory agreements.

Compensation Committee Interlocks and Insider Participation

As noted above, WLT's Board of Directors had not appointed a Compensation Committee in 2019. None of the members of WLT's Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director, under Item 404 of Regulation S-K, or as a former officer or employee of CWI 2.

CEO Employment Agreement

On October 22, 2019, WLT entered into an employment agreement with Mr. Medzigian setting forth the terms upon which Mr. Medzigian will serve as WLT's Chief Executive Officer from and after the closing date of the merger. The CEO employment agreement has an initial term of four years and will automatically renew for additional one-year periods,

18      |     Proxy Statement and Notice of 2020 Annual Meeting

Compensation of Directors and Executive Officers—Fiscal 2019

unless either WLT or Mr. Medzigian, at least six months prior to the scheduled expiration date, provides written notice of its or his intent not to renew or unless terminated earlier in accordance with the terms thereof (the "employment term"). WLT has agreed to nominate Mr. Medzigian to serve as a director on its Board of Directors each year during the employment term and has agreed that he will serve as chairman of the Board during the first 12 months of the employment term and thereafter until replaced as chairman by the affirmative vote of a majority of WLT's Board of Directors (without Mr. Medzigian voting).

Pursuant to the terms of the CEO employment agreement, Mr. Medzigian is entitled to, among other things:

•
an annual base salary of $775,000, subject to annual review for increase (but not decrease) by the Compensation Committee of the WLT Board;

•
an annual cash bonus opportunity based on achievement of corporate and individual performance goals, with an annual bonus equal to 150% of his annual base salary if target levels of performance for that year are achieved, and with greater or lesser amounts (including zero) paid for performance above and below target;

•
on the closing date of the merger, an award of WLT's RSUs with a value (based on WLT's most recent estimated NAV per share) equal to $6 million (which equates to 525,855 RSUs), which equity grant will be eligible to vest 25% per year on the first four anniversaries of the grant date, with 75% of each tranche vesting with regard to time only based on continued employment, and with 25% of each tranche vesting with regard to time but subject to the sole discretion of the WLT Board that all or any portion of such tranche should not vest (i.e., forfeited for no consideration) based on WLT's or Mr. Medzigian's performance;

•
payments and benefits upon termination of employment as follows:

  •
  Death or Disability (as defined in the CEO employment agreement): (i) base salary earned but not paid as of the termination date, any accrued annual bonus earned by Mr. Medzigian for the prior fiscal year but not yet paid, reimbursement for unpaid expenses to which Mr. Medzigian is entitled to reimbursement, and any accrued vacation time or other vested compensation or benefits to which Mr. Medzigian is entitled under any benefit plans (collectively, the "accrued obligations"); (ii) an annual bonus for the fiscal year in which the termination occurs, pro-rated for the amount of time Mr. Medzigian is employed during such fiscal year, assuming target performance (the "pro rata bonus"); (iii) vesting of one-half of WLT's RSUs, common stock or partnership interests subject to equity awards that vest with regard to time only without regard to the discretion of WLT's Board (the "equity vesting"); and (iv) any benefits required to be provided under an employee benefit plan of WLT (the "other benefits");

    •
    without Cause or with Good Reason (each as defined in the CEO employment agreement): (i) the accrued obligations; (ii) subject to Mr. Medzigian's delivery of a customary release and compliance with restrictive covenants set forth in the CEO employment agreement, (A) a lump sum payment equal to two (2) times the sum of (a) his base salary then in effect and (b) the greater of (x) the average of the annual bonus paid to Mr. Medzigian for the two fiscal years immediately preceding the fiscal year in which termination occurs or (y) Mr. Medzigian's target bonus for the fiscal year in which termination occurs; (B) the equity vesting; (C) healthcare benefits for 18 months following termination; (D) the expiration of any transfer restrictions and lock-ups on any of the WLT's or its affiliates' securities held by Mr. Medzigian, provided Mr. Medzigian is no longer a member of WLT Board; and (E) the other benefits;

    •
    retirement after the age of 65: (i) the accrued obligations; (ii) the pro rata bonus; and (iii) the other benefits; and

    •
    with Cause or by Mr. Medzigian other than for Good Reason: (i) the accrued obligations, unless terminated for Cause, in which case Mr. Medzigian's annual bonus for the prior fiscal year immediately preceding such termination will not be paid; and (ii) the other benefits.

Proxy Statement and Notice of 2020 Annual Meeting      |     19

Compensation of Directors and Executive Officers—Fiscal 2019

The CEO employment agreement also provides that Mr. Medzigian will be subject to one-year non-competition and non-solicitation covenants and other restrictive covenants.

In connection with the closing of the internalization, Mr. Medzigian, entered into a letter agreement with WLT to confirm his agreement to reduce by 50% the pro rata portion of Mr. Medzigian's annual base salary payable by WLT through July 15, 2020.

Other Executive Employment Agreements

CFO Employment Agreement

WLT has entered into an employment letter agreement with Mallika Sinha under which WLT will retain her services as WLT's full time chief financial officer from and after the closing of the merger and the internalization.

Pursuant to the terms of the letter agreement, Ms. Sinha will be entitled to, among other things:

•
an annual base salary of $375,000;

•
eligibility for a discretionary annual cash bonus in a target range of 100% of base salary;

•
eligibility to participate in an equity incentive plan, if adopted, with a discretionary initial grant value targeted in the range of $400,000; and

•
payments and benefits upon a termination without Cause (as defined in the employment letter agreement) as follows:

•
(i) an amount equal to the sum of annual base salary plus target bonus for the year of termination, divided by 24, payable in semi-monthly installments following termination for the longer of (x) 12 months or (y) the number of months from the date of termination through the second anniversary of the commencement of employment; and

•
(ii) one half of any unvested equity awards will become vested, in each case subject to Ms. Sinha's continued compliance with customary post-termination restrictive covenants.

In connection with the closing of the internalization, Ms. Sinha agreed with WLT to reduce by 20% the pro rata portion of her annual base salary payable by WLT through July 15, 2020.

CIO Employment Agreement

WLT and Gilbert Murillo have agreed on the principal terms of his compensation for WLT to retain his services as WLT's full time chief investment officer from and after the closing of the merger and the internalization.

Pursuant to the terms of the letter agreement, Mr. Murillo will be entitled to, among other things:

•
an annual base salary of $350,000;

•
eligibility for a discretionary annual cash bonus in a target range of 65% of base salary; and

•
eligibility to participate in an equity incentive plan, if adopted, with a discretionary initial grant value targeted in the range of $350,000.

In connection with the closing of the internalization, Mr. Murillo agreed with WLT to reduce by 20% the pro rata portion of his annual base salary payable by WLT through July 15, 2020.

20      |     Proxy Statement and Notice of 2020 Annual Meeting

Securities Ownership of Certain Beneficial Owners and Management

"Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.

The following table shows how many shares of WLT's Class A Common Stock were owned, as of April 14, 2020, by the Directors and Named Executive Officers and each person known to the Company to own beneficially more than 5% of outstanding shares. Directors and Named Executive Officers who owned no shares are not listed in the table. None of the persons named below owns any Class T Common Stock and there are no beneficial owners of more than 5% of the Class T Common Stock. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 150 North Riverside Plaza, Suite 4200, Chicago, Illinois 60606.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Total Common Stock Outstanding

W. P. Carey Inc.(2)	12,208,243	5.34%

Michael G. Medzigian(3)	2,686,860	1.2%

Charles S. Henry	42,240	*

Michael D. Johnson	42,240	*

Katherine G. Lugar	8,038	*

Gilbert Murillo	91,904	*

Robert E. Parsons, Jr	51,015	*

William H. Reynolds, Jr.	42,287	*

Simon M. Turner	7,882	*

All Directors and Executive Officers as a Group (9 Individuals)	2,972,469	1.3%*

*
Less than 1% of Class A Common Stock.

(1)
Share amounts may not sum to total due to rounding of fractional shares.

(2)
W. P. Carey was the beneficial owner of 12,208,243 shares in the aggregate at April 14, 2020. As of that date, W. P. Carey had shared dispositive power and shared voting power with respect to 12,208,243 shares.

(3)
Shares are held by the Michael G. Medzigian Revocable Trust, CWA, LLC and CWA2, LLC. Includes 2,417,996 shares issuable upon the exchange of operating partnership units.

Equity Compensation Plan Information

The following table presents information regarding our Incentive Plan as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	74,074	(1)	0	(2)	1,838,894	(3)

Equity compensation plans not approved by security holders	0		0		0

	74,074	(1)	0	(2)	1,838,894	(3)

(1)
Reflects unvested RSUs granted under the Incentive Plan.

(2)
All RSUs are settled in shares of Class A Common Stock on a one-for-one basis and accordingly do not have a weighted-average exercise price.

(3)
Awards under the Incentive Plan in the aggregate may not exceed 2% of the shares of Class A Common Stock and Class T Common Stock outstanding (on a combined and fully diluted basis) up to a maximum amount of 2,000,000 shares.

Proxy Statement and Notice of 2020 Annual Meeting      |     21

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our Directors, Executive Officers and any persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC. Based upon, but not limited to, a review of Section 16 reports filed with the SEC and other written representations that no other reports were required to be filed during the year, we believe that our Directors and Executive Officers were in compliance with the reporting requirements of Section 16(a) during 2019. In 2020, Michael G. Medzigian, the Company's Chief Executive Officer, filed a late Form 4 on April 15, 2020 with respect to the payment of asset management fees in shares of Class A common stock due to an administrative error by the Company. We know of no stockholder who beneficially owned more than 10% of our stock.

22      |     Proxy Statement and Notice of 2020 Annual Meeting

Board Committees

The Board of Directors has established a standing Audit Committee, comprised of Michael D. Johnson, Robert E. Parsons, Jr., William H. Reynolds, Jr. and Simon M. Turner (Chairman); a standing Nominating and Governance Committee, comprised of Charles S. Henry (Chairman), Michael D. Johnson, Katherine G. Lugar and William H. Reynolds, Jr.; and a standing Compensation Committee, comprised of Charles S. Henry, Katherine G. Lugar (Chair), Robert E. Parsons, Jr. and Simon M. Turner.

Audit Committee
The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our independence qualifications, and the performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all "independent" as defined in our Bylaws, the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission ("SEC"). The Audit Committee is currently comprised of Michael D. Johnson, Robert E. Parsons, Jr., William H. Reynolds, Jr. and Simon M. Turner (Chairman). The Board of Directors has determined that Mr. Turner, an Independent Director, and Mr. Parsons, an Independent Director, are each a "financial expert" as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). The Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.watermarklodging.com) in the "Corporate Governance" section.

Nominating and Governance Committee
The Nominating and Governance Committee's responsibilities include developing and implementing policies and practices relating to corporate governance; developing and reviewing background information of candidates for the Board of Directors, including those recommended by stockholders; and making recommendations to the Board of Directors regarding such candidates.

Compensation Committee
The primary functions of the Compensation Committee include setting compensation programs that apply generally to WLT's employees; reviewing compensation with respect to Directors; reviewing and making recommendations to the Board of Directors regarding the compensation structure for all current Named Executive Officers and other key employees, including salaries, cash incentive awards and participation in equity incentive plans; and reviewing goals and objectives relevant to Named Executive Officers' compensation and evaluating their performance.

Proxy Statement and Notice of 2020 Annual Meeting      |     23

Report of the Audit Committee

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

The Audit Committee reports as follows with respect to the audit of CWI 2's fiscal 2019 audited financial statements.

The Audit Committee held seven regularly scheduled meetings during 2019.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with the management of CWI 2.

Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company's internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CWI 2. Based on review and discussions of CWI 2's audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2019 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee*:
Robert E. Parsons, Jr., Chairman Katherine G. Lugar William H. Reynolds, Jr.

*
The membership of the Audit Committee has changed since the date of this report. The Audit Committee members listed in this report were the members who participated in the review, discussion and recommendation actions noted.

24      |     Proxy Statement and Notice of 2020 Annual Meeting

Audit Committee Matters

Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2019 and 2018

The following table sets forth the approximate aggregate fees billed to CWI 2 during fiscal years 2019 and 2018 by PricewaterhouseCoopers LLP, categorized in accordance with the rules and regulations of the SEC:

	2019	2018

Audit Fees(1)	$724,000	$723,000

Audit-Related Fees(2)	90,000	—

Tax Fees	25,000	—

All Other Fees	—	—

Total Fees	$839,000	$723,000

(1)
Audit Fees: this category consists of fees for professional services rendered for the audits of CWI 2's audited 2019 and 2018 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 for each of the 2019 and 2018 fiscal years (as well as other audit services, including Form 8-K review).

(2)
Audit-Related Fees: this category consists of audit-related services related to the proposed merger with CWI 1 performed by PricewaterhouseCoopers LLP.

(3)
Tax Fees: this category consists of fees billed to CWI 2 by PricewaterhouseCoopers LLP for tax compliance consultation services.

Pre-Approval by Audit Committee

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with such pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chairman, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting.

Proxy Statement and Notice of 2020 Annual Meeting      |     25

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

From WLT's inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's auditors for 2020. PricewaterhouseCoopers LLP also serves as auditor for each of WPC, CPA:18 – Global and Carey European Student Housing Fund I, L.P. and served as auditor for CWI 1. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by the Articles, the Bylaws or otherwise, the

Board of Directors is submitting the ratification of PricewaterhouseCoopers LLP's appointment for the year 2020 to the Company's stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year 2020, but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the committee determines that such a change would be in the Company's interests.

The Board of Directors recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2020.

26      |     Proxy Statement and Notice of 2020 Annual Meeting

VIEW MATERIALS & VOTE w SCAN TO WATERMARK LODGING TRUST, INC. ATTN: INVESTOR RELATIONS 150 NORTH RIVERSIDE PLAZA, SUITE 4200 CHICAGO, IL 60606 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D16767-P40985 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WATERMARK LODGING TRUST, INC. The Board of Directors recommends you vote FOR the following Directors to serve until the 2021 annual meeting: 1. Election of Directors Nominees: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! Charles S. Henry Michael D. Johnson Katherine G. Lugar Michael G. Medzigian 05) Robert E. Parsons, Jr. 06) William H. Reynolds, Jr. 07) Simon M. Turner 01) 02) 03) 04) For Against Abstain The Board of Directors recommends that you vote FOR the following proposal: ! ! ! 2.Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2020. NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D16768-P40985 WATERMARK LODGING TRUST, INC. Annual Meeting of Stockholders June 30, 2020 This proxy is solicited by the Board of Directors The undersigned stockholder of Watermark Lodging Trust, Inc. a Maryland corporation (the "Company"), appoints Mallika Sinha and Michael G. Medzigian, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Renaissance Chicago Downtown Hotel, 1 West Wacker Drive, Chicago, Illinois 60601, on June 30, 2020, at 9:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Continued and to be signed on reverse side